UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE TRIANGLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HEALTHCARE TRIANGLE, INC.
7901 Stoneridge Drive, Suite 220
Pleasanton, California 94588

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2025

To the stockholders of Healthcare Triangle, Inc.,

We are pleased to invite you to attend the Special Meeting of Stockholders of Healthcare Triangle, Inc. (the “Special Meeting”). The Special Meeting will be held virtually via live webcast on Tuesday, December 16, 2025, at 10:00 a.m. Pacific Time.

Stockholders will NOT be able to attend the Special Meeting in person. The Special Meeting will be accessible only over the internet. Please see the question “Will the Meeting be Held Virtually” in the Proxy Statement accompanying this letter for information on how to register, obtain the proxy materials, attend, submit questions and vote at the Special Meeting.

We are making available to you the accompanying Notice of Special Meeting, Proxy Statement and form of proxy card or voting instruction form on or about [●], 2025. We are pleased to furnish proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Special Meeting and conserves natural resources. On or about December [●], 2025, we mailed to our stockholders a notice that includes instructions on how to access our Proxy Statement and how to vote online. The notice also includes instructions on how you can receive a paper copy of your Special Meeting materials, including the Notice of Special Meeting, Proxy Statement and proxy card or voting instruction form. If you elected to receive your Special Meeting materials by mail, the Notice of Special Meeting, Proxy Statement and proxy card or voting instruction form were enclosed. If you elected to receive your Special Meeting materials via e-mail, the e-mail contains voting instructions and links to the Proxy Statement, of which is available on the Company’s website at www.healthcaretriangle.com. Additional details regarding admission to, and the business to be conducted at, the Special Meeting are described in the accompanying Notice of Special Meeting and Proxy Statement.

Only stockholders of record at the close of business on [●], 2025 are entitled to notice of, and to vote at, the Special Meeting.

Your vote is important. Regardless of whether you plan to attend the Special Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing in a proxy card. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Special Meeting regardless of whether you attend the Special Meeting.

Thank you for your on-going support of Healthcare Triangle, Inc.

By Order of the Board of Directors

/s/
Pleasanton, California	Chief Financial Officer
[______], 2025

HEALTHCARE TRIANGLE, INC.
7901 Stoneridge Drive, Suite 220
Pleasanton, California 94588

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2025

VIA A LIVE WEBCAST ONLY

You are cordially invited to attend the 2025 Special Meeting of Stockholders of Healthcare Triangle, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on December 16, 2025, at 10:00 a.m. Pacific Time. At the special meeting you will be asked to vote on a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), issuances of the Company’s securities that are completed during the period from [the date of the Special Meeting] until three months thereafter that are in the aggregate up to $[50] million (“Future Issuances”), as long as each Future Issuance is within the Nasdaq Parameters (as defined below) (the “Nasdaq Approval Proposal”).

The “Nasdaq Parameters” for each Future Issuance are:

1.	Maximum number of shares of Common Stock Issuable:

25,000,000

2.	Maximum number of shares of Common Stock issuable upon exercise of Warrants:

50,000,000

3.	Maximum Dollar Amount of Issuance:

$25,000,000.

4.	Maximum Amount of discount to the market:

40%

5.	Purpose of the Transaction:

To provide the Company with additional working capital.

6.	Time frame to complete the offering of Series A Preferred Stock:

The closing date is no later than February [●], 2026 (3 months after the Special Meeting)

This item of business is more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Special Meeting.

All stockholders are invited to attend the Special Meeting virtually and no stockholder will be able to attend the Special Meeting in person. The Special Meeting will be accessible via the internet in accordance with the instructions contained in the Proxy Statement. Please see “Questions and Answers About the Meeting and Voting — How Do I Vote At The Annual Meeting?” in the Proxy Statement accompanying this letter for information on how to attend, submit questions and vote at the Special Meeting.

WHO CAN VOTE?:

You can vote at the Special Meeting if you were a stockholder of record as of the close of business on [●]day, November [●], 2025.

REVIEW THE PROXY MATERIALS AND ANNUAL REPORT ON OUR WEBSITE:

You may also read this Notice and Proxy Statement on our website at www.healthcaretriangle.com.

AVAILABLE DATE:

This Notice, the Proxy Statement and the form of proxy are first being made available to stockholders on or about December [●], 2025, at https://www.viewproxy.com/[●]/2025/.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING BACK A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT OR ON THE PROXY CARD OR VOTING INSTRUCTION FORM REGARDING EACH OF THESE VOTING OPTIONS.

We hope you are able to attend the Annual Meeting virtually via the internet. The virtual meeting format allows attendance from any location in the world. Whether or not you attend, it is important that your stock be represented and voted at the meeting. I urge you to please complete, date and return the proxy card in the enclosed envelope, vote your shares electronically or vote by telephone using the information provided in the attached Proxy Statement prior to the Annual Meeting date. The vote of each stockholder is very important. You may revoke your written proxy at any time before it is voted at the Annual Meeting by giving written notice to the Company’s Chief Financial Officer, by submitting a properly executed paper proxy bearing a later date or by attending the Annual Meeting virtually and voting online during the meeting. Stockholders may also revoke their proxies by entering a new vote over the internet or by telephone.

By Order of the Board of Directors

/s/ Dave Rosa
Dave Rosa
Chairman of the Board

i

HEALTHCARE TRIANGLE, INC.
7901 Stoneridge Drive, Suite 220
Pleasanton, California 94588

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2025

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Healthcare Triangle, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at a Special Meeting of Stockholders to be held on December 16, 2025, and at any adjournment or postponement thereof. The Special Meeting will be held at 10:00 a.m. Pacific Time at https://www.viewproxy.com/[●]sm/2025/[●].

On or about [●], 2025, we will commence mailing of the proxy materials which are also available at https://www.viewproxy.com/[●]sm/2025/[●]. The proxy materials are being sent to stockholders who owned our common stock at the close of business on November [●], 2025, the record date for the special meeting (the “Record Date”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Why am I receiving these materials?

A.	We sent you this Proxy Statement because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

Q.	What proposals will be voted on at the Special Meeting?

A.	Stockholders will vote on the following proposal at the Special Meeting:

To consider and vote on a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), issuances of the Company’s securities that are completed during the period from [the date of the Special Meeting] until three months thereafter that are in the aggregate up to $[50] million (“Future Issuances”), as long as each Future Issuance is within the Nasdaq Parameters (as defined herein) (the “Nasdaq Approval Proposal”).

We will also consider other business, if any, that properly comes before the Special Meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote “FOR” the Nasdaq Proposal.

Q.	Who is entitled to vote?

A.	The record date for the Special Meeting is the close of business on November [●], 2025. As of the Record Date, there were [●] shares of our common stock, par value $0.00001 per share, and 20,000 shares of the Series A Super Voting Preferred Stock, par value $0.00001 per share, issued and outstanding. Holders of record of our common stock and Series A Super Voting Preferred Stock as of the record date will be entitled to notice of and to vote on the Nasdaq Proposal at the Special Meeting or any adjournment or postponement thereof.

Q.	How many votes are allocated to each share of common stock and Series A Super Voting Preferred Stock?

A.	Each holder of common stock is entitled to one vote for each share held by such holder and the holder of the Series A Super Voting Preferred Stock has 1,000 votes per share and votes with the common stock as a single class.

Q.	Will the Special Meeting be held virtually?

A.	The Stockholder Meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Stockholder Meeting by first registering at https://www.viewproxy.com/[●]sm/2025/[●]. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.

If you are a registered holder, your virtual control number will be on your or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2025 special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.viewproxy.com/[●]sm/2025/[●].

On the day of the special meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to VirtualMeeting@viewproxy.com in advance of the meeting.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 9:45 a.m. Pacific Time on December 16, 2025, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com.

Q.	How can I cause my shares to be voted without attending our special meeting?

A.	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may cause your shares to be voted without attending the special meeting. You may grant a proxy or, for shares held beneficially in street name, submit voting instructions to your broker, bank or other agent in order to vote your shares. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

●	By Internet — if you have Internet access, you may submit a proxy or voting instructions to vote your shares by logging into the secure website, which will be listed on your proxy card or voting instruction card, as applicable, and following the instructions provided.

●	By Telephone — if you have telephone access, you may submit a proxy or voting instructions to vote your shares by calling the toll-free number listed on the proxy card or voting instruction card, as applicable, and following the instructions provided.

●	By Mail — if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Proxies submitted via the Internet or by telephone should be received by 11:59 Pacific Time on December 15, 2025 in order to ensure that your vote is counted. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the special meeting. Even if you plan to attend the special meeting, we encourage you to submit your proxy to vote your shares in advance of the special meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?

A.	You may revoke your proxy or change your vote at any time before the final vote at the special meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, which proxies should be received by December [●], 2025 in order to ensure that they are counted at our special meeting; by voting by using the Internet or by telephone, either of which should be completed by 11:59 Pacific Time on December 15, 2025 to ensure it is counted at our special meeting (at which your latest Internet or telephone proxy in respect of any of your shares will be counted); or by attending the meeting and voting in person. Attending the special meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked or vote your shares in a manner contrary to your prior proxy. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?

A.	The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the special meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.	Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. We believe that the only proposal, the Nasdaq Proposal (Proposal One) will not be considered “routine” and, therefore, brokers will not have discretionary authority to vote on this proposal. We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the special meeting.

Q.	What vote is required to approve each matter to be considered at our special meeting?

A.	Nasdaq Proposal (Proposal One). Proposal One will be approved if there is a majority of votes cast at a meeting where a quorum is present that vote “FOR” Proposal One. An abstention on Proposal One will have the same effect as a vote “AGAINST” Proposal One. Brokers will not have discretionary authority to vote on this proposal.

Q.	What is the deadline for submitting a proxy?

A.	To ensure that proxies are received in time to be counted prior to our special meeting, proxies submitted by Internet or by telephone should be received by 11:59 Pacific Time on December [●], 2025 (or if our special meeting is adjourned, by 11:59 Pacific Time on December [●], 2025), and proxies submitted by mail should be received by the close of business on the day prior to the date of our special meeting.

Q.	What does it mean if I receive more than one set of proxy materials?

A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please submit all proxy cards for which you receive a notice.

Q.	What happens if I do not give specific voting instructions?

A.	If you are a holder of record of shares of our common stock and Series A Super Voting Preferred Stock and submit a proxy card with respect to such shares without giving specific voting instructions, your shares of common stock or and Series A Super Voting Preferred Stock will be voted “FOR” the Nasdaq Proposal.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, and assuming your broker, bank or other nominee exercises its voting discretion with respect to your shares, your shares of common stock or and Series A Super Voting Preferred Stock with respect to the Nasdaq Proposal:

●	will be counted as present for purposes of establishing a quorum; and

●	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters.

Our Board knows of no matter to be presented at our special meeting other than the Nasdaq Proposal. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Will a stockholder list be available for inspection?

A.	In accordance with our Bylaws, a list of stockholders entitled to vote at our special meeting will be available at our special meeting and, for 10 days prior to our special meeting, at Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588. Telephone: (925) 270-4812.

Q.	Who should I contact if I have any questions about how to vote?

A.	If you have any questions about how to vote your shares, you may contact Alliance Advisors at (866) 804-9616.

NASDAQ APPROVAL PROPOSAL

TO CONSIDER AND VOTE ON A PROPOSAL TO APPROVE, FOR PURPOSES OF NASDAQ LISTING RULE 5635(D), ISSUNCES OF SECURITIES THAT ARE COMPLETED FROM [DATE OF SPECIAL MEETING] UNTIL THREE MONTHS THEREAFTER THAT ARE IN THE AGGREGATE UP TO $[50] MILLION, AS LONG AS EACH FUTURE ISSUNACE IS WITHIN THE NASDAQ PARAMETERS (AS DEFINED BELOW).

Our stockholders are being asked to approve at the Special Meeting, for purposes of Nasdaq Listing Rule 5635(d), issuances of the Company’s securities that are completed from and after [the date of the Special Meeting] until three months thereafter that are in the aggregate up to $[50] million (“Future Issuances”), as long as each Future Issuance is within the Nasdaq Parameters (as defined below).

Nasdaq Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii)“Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on NASDAQ.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on NASDAQ.com) for the five trading days immediately preceding the signing of the binding agreement. Stockholder approval of this proposal will constitute stockholder approval for purposes of NASDAQ Listing Rule 5635(d).

Furthermore, since the Future Issuances have not been completed and the specific terms of each Future Issuance is uncertain, Nasdaq will not consider approval by our stockholders of the Future Issuances to be sufficient for purposes of Nasdaq Rule 5635(d) unless we implement and disclose the following transaction parameters, which cannot be altered (the “Nasdaq Parameters”):

1.	Maximum number of shares of Common Stock Issuable:

25,000,000

2.	Maximum number of shares of Common Stock issuable upon exercise of Warrants:

50,000,000

3.	Maximum Dollar Amount of Issuance:

$25,000,000.

4.	Maximum Amount of discount to the market:

40%

5.	Purpose of the Transaction:

To provide the Company with additional working capital.

6.	Time frame to complete the offering of Series A Preferred Stock:

The closing date is no later than February [●], 2026 (3 months after the Special Meeting)

If the Nasdaq Approval Proposal is approved by the shareholders at the Special Meeting and we complete Future Issuances under the Nasdaq Parameters, such issuances will not affect the rights of our existing shareholders, but such issuances will have a dilutive effect on our existing stockholders, including, over time, the voting power of the existing stockholders.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NASDAQ APPROVAL PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock and our Series A Super Voting Preferred Stock, our only outstanding classes of capital stock having the right to vote on this matter, known by us as of the Record Date, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of November [●], 2025. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on [●] shares of our common stock and 20,000 shares of our Series A Super Voting preferred stock issued and outstanding on November [●], 2025.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

		Number of Shares Beneficially Owned			Beneficial Ownership Percentages
Name and Address of Beneficial Owner (1)	Title	Common Stock	Preferred Stock		Percent of Common Stock	Percent of Preferred Stock	Percent of Voting Stock
Officers and Directors
David Ayanoglou	Chief Financial Officer	—	—		*	—	*
Sujatha Ramesh	Chief Operating Officer, and Director	—	—		*	—	*
Ronald McClurg	Director	—	—		*	—	*
Jainal Bhuiyan	Director	—	—		*	—	*
Dave Rosa	Director	—	—		*	—	*
Officers and Directors as a Group (total of 2 persons) 5% Stockholders		—	—		*	—	*
SecureKloud Technologies, Inc.		10,241	1,600,000	(2)	—	100%	[●]	%
Suresh Venkatachari		301	20,000	(3)	0.01%	100%	[●]	%

(1)	The principal address of the named officers, directors and 5% stockholders of the Company is c/o Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite # 220, Pleasanton, CA 94588.
(2)	SecureKloud Technologies, Inc. is 60.7% owned by SecureKloud Technologies Limited which is a publicly traded company in India. SecureKloud Technologies, Inc, holds 1,600,000 Series B Preferred Shares that carry no voting rights and may be converted into 64,257 common stocks cumulatively.
(3)	Suresh Venkatachari holds 20,000 Series A Super Voting Preferred Shares that carry 1,000 votes per Preferred Share.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588. Telephone: (925) 270-4812. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which includes the financial statements, is available at /www.healthcaretriangle.com. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available on the SEC’s website.

Other Matters

We know of no other matters that will be presented for consideration at our special meeting. If any other matters properly come before our special meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

By Order of the Board of Directors

/s/ Dave Rosa
Dave Rosa
Chairman of the Board